UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary proxy statement

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☐	Definitive proxy statement

☒	Definitive additional materials

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RUSSELL INVESTMENT COMPANY

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FROM: Russell Associate

TO: Financial Professional(s)

Subject: Update on the Russell Proxy Vote

<Client Name>,

As you know, over the last several weeks Russell has been contacting shareholders invested in Russell Investment Company Funds by phone and/or mail to solicit their vote on one or two matters that impact the Funds in which they invest.

These requests may catch some of your clients by surprise, particularly if they aren’t expected. To that end, I wanted to provide you with this client-ready email content [LINK]. The content is approved by your home office and can be a useful resource for proactively communicating with your clients that are invested in Russell Funds about the proxy process and how they can vote.

Additionally, as you’re having conversations with your clients invested in Russell Funds, please urge them to vote. In order to conduct a shareholder meeting on November 3rd, we need to reach quorum for each individual Fund. If we do not obtain enough votes to conduct the meeting, we will have to adjourn and continue to request shareholder participation until quorum is reached.

As you can imagine, shareholder participation is crucial and every vote counts!

If you have any questions about Russell or the proxy vote process, please do not hesitate to reach out to me. You can also view pertinent proxy-related information on the following two websites:

•	Russell.com: Shareholder Proxy information

•	RussellLINK: Financial Professional Proxy Information

Thank you for your continued support in this effort!

Sincerely,

<Associate Signature>

THIS MATERIAL IS FOR FINANCIAL PROFESSIONAL USE ONLY AND NOT FOR DISTRIBUTION TO CURRENT OR POTENTIAL INVESTORS.

Russell Investment Group is a Washington, USA corporation, which operates through subsidiaries worldwide, including Russell Investments, and is a subsidiary of The Northwestern Mutual Life Insurance Company.

Copyright © Russell Investments 2014. All rights reserved.

Securities products and services offered through Russell Financial Services, Inc., member FINRA, part of Russell Investments.

First used: October 2014. [ID]

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